===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (date of earliest event reported) November 25, 1998

                        Commission file number: 333-17305

                         International Knife & Saw, Inc.

             (Exact name of registrant as specified in its charter)

                               Delaware 57-0697252
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                                 1299 Cox Avenue
                            Erlanger, Kentucky 41018
                    (Address of principal executive offices)

     (606) 371-0333 (Registrant's telephone number, including area code)





     NONE
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
===============================================================================

Item 1.   Not Applicable

Item 2. Acquisition or Disposition of Assets. The Registrant filed on November 25, 1998 a current report on Form 8-K relating to its acquisition on November 12, 1998, of the shares of A.K. van der Wijngaart Beheer B.V. and subsidiaries. The purpose of this amendment is to provide the financial statements and information required by Item 7 of Form 8-K.

Item 3-6. Not Applicable

Item 7.   Financial  Statements and Exhibits.

Item 7 (a) Financial Statements of Business Acquired

Following are the audited consolidated balance sheets of A.K. van der Wijngaart Beheer B.V. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, cash flows and shareholder's equity for each of the two years in the period ended December 31, 1997.

Also following is the unaudited consolidated balance sheet of A.K. van der Wijngaart Beheer B.V. and subsidiaries as of September 30, 1998 and the related consolidated statements of income, and cash flows for the nine months ended September 30, 1998, and 1997.

The Board of Directors and Shareholders
of A.K. van der Wijngaart Beheer B.V.
in Rotterdam


Date                          Reference
December 30, 1998             R.E. Zijderveld  RA/
Dordrecht, The Netherlands    A.P. van der Giessen RA


INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheets of A.K. van der Wijngaart Beheer B.V. and subsidiaries (the "Company") as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, cash flows and shareholder's equity for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of A.K. van der Wijngaart Beheer B.V. and subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


Deloitte & Touche
Register Accountants

A.K. van der Wijngaart Beheer B.V. and  subsidiaries
Consolidated  Balance Sheets
(in thousands of Dutch guilders)



                                                                  September 30,
                                        December 31,                       1998
                                   ----------------------------
                                      1996           1997            (unaudited)
                                   -----------    -------------   -------------
                                           NLG             NLG              NLG
          Assets

CURRENT ASSETS:
Cash                                       170             186              173
Trade accounts receivable less
  allowances for doubtful accounts
  of NLG 85, NLG 101 and NLG 100         2,601            2,910           2,599
Inventories                              1,159            1,399           1,314
Other current assets                       437              377             318
                                   -----------    --------------  -------------
  Total current assets                   4,367            4,872           4,404

PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment          6,336            6,855           7,358
  Less: accumulated depreciation        (2,104)          (2,479)         (2,723)
                                   ------------   --------------- -------------
     Total property, plant
       and equipment                     4,232            4,376           4,635

                                   ------------  ---------------- --------------
                                         8,599            9,248           9,039
                                   ============  ================ ==============


        Liabilities and shareholder's equity

CURRENT LIABILITIES:
  Due to banks                             436            1,446           1,130
  Accounts payable                         398              477             532
  Accrued liabilities                      709              763           1,443
  Due to parent company                  4,315            3,741           1,660
                                   ------------  ---------------- --------------
     Total current liabilities           5,858            6,427           4,765

PROVISIONS:
  Deferred tax liabilities                 535              516             546

MINORITY INTEREST                          254              271             226

SHAREHOLDER'S EQUITY:
  Common Stock, NLG 1,000 par value -
     authorized, issued and outstanding
      - 50 shares                           50               50              50
  Legal reserve                             10               10              10
  Retained earnings                      1,892            1,974           3,442
                                   ------------  ---------------- --------------
     Total shareholder's equity          1,952            2,034           3,502
                                   ------------  ---------------- --------------
                                         8,599            9,248           9,039
                                   ============  ================ ==============
See accompanying notes


A.K. van der Wijngaart Beheer B.V. and subsidiaries
Consolidated Statements of Income
(in thousands of Dutch guilders, except per share data)

                                                       Year ended December 31,         Nine Months Ended September 30,
                                                  -----------------------------------  ---------------------------------
                                                             1996               1997              1997             1998
                                                                                           (unaudited)      (unaudited)
                                                  ----------------   ----------------  ----------------  ---------------
                                                              NLG                NLG               NLG              NLG

REVENUES:
  Net product sales                                        7,551              8,012             5,785            6,163
  Net service sales                                        5,080              5,067             3,769            3,876
                                                  ----------------   ----------------  ----------------  ---------------
                                                          12,631             13,079             9,554           10,039
COST OF SALES:
  Cost of product sales                                    3,724              3,867             2,811            3,067
  Cost of service sales                                    3,161              3,375             2,518            2,502
                                                  ----------------   ----------------  ----------------  ---------------
                                                           6,885              7,242             5,329            5,569
                                                  ----------------   ----------------  ----------------  ---------------

     Gross profit                                          5,746              5,837             4,225            4,470

Selling, general and administrative expenses               2,049              2,345             1,676            1,808
                                                  ----------------   ----------------  ----------------  ---------------

     Operating income                                      3,697              3,492             2,549            2,662

Interest income and expenses                                 113                154               108              117
Minority interest                                            326                344               264              287
                                                  ----------------   ----------------  ----------------  ---------------

     Income before income taxes                            3,258              2,994             2,177            2,258

Income tax                                                 1,146              1,043               766              790
                                                  ----------------   ----------------  ----------------  ---------------

     Net income                                            2,112              1,951             1,411            1,468
                                                  ================   ================  ================  ===============

Net income per common share                               42,240             39,020            28,220           29,360

See accompanying notes

A.K. van der Wijngaart Beheer B.V. and subsidiaries
Consolidated Statements of Cash Flows
(in thousands of Dutch guilders)


                                                          Year ended December 31,          Nine Months Ended September 30,
                                                     -----------------------------------   --------------------------------
                                                                1996               1997              1997             1998
                                                                                              (unaudited)      (unaudited)
                                                     ----------------  -----------------   ---------------  ---------------
                                                                NLG                NLG               NLG              NLG
Operating activities
  Net income                                                  2,112              1,951             1,411            1,468
  Adjustments to reconcile net income
    to net cash provided by operating activities:
    Depreciation                                                317                375               277              303
    Deferred income tax                                          23                (19)               26               30
    Minority interest in income of subsidiary                    10                 17               (51)             (45)
  Changes in operating assets and liabilities:
       Accounts receivable                                      578               (309)              133              311
       Inventories                                              157               (240)              (57)              85
       Accounts payable                                        (359)                79               412               55
       Other current assets less accrued
         liabilities                                           (291)               114              (233)             739
                                                     ----------------  -----------------   ---------------  --------------

Net cash provided by operating activities                     2,547              1,968             1,918            2,946

Investing activities
  Purchases of fixed assets                                     (65)              (519)             (471)            (562)

Financing activities
  Decrease in amounts due to parent                          (1,469)              (574)           (1,146)          (2,081)
  Net borrowing (repayments) under  revolving
     line of credit                                             436              1,010              (339)            (316)
  Dividends paid                                             (2,069)            (1,869)
                                                     ----------------  -----------------   ---------------  ---------------
Net cash used in financing activities                        (3,102)            (1,433)           (1,485)          (2,397)

Increase (decrease) in cash                                    (620)                16               (38)             (13)
Cash at beginning of period                                     790                170               170              186
                                                     ================  =================   ===============  ===============
Cash at end of period                                           170                186               132              173
                                                     ================  =================   ===============  ===============

See accompanying notes

A.K. van der Wijngaart Beheer B.V. and subsidiaries
Consolidated Statements of Shareholder's Equity
(in thousands of Dutch guilders)


                                                   Issued             Legal          Retained
                                            share capital           reserve          earnings             Total
                                          ----------------- ----------------- -----------------  -----------------
                                                      NLG               NLG               NLG               NLG

Balance at December 31, 1995                           50                10            1,849             1,909
Net income 1996                                                                        2,112             2,112
Dividends                                                                             (2,069)           (2,069)
                                          ----------------- ----------------- ----------------- -----------------

Balance at December 31, 1996                           50                10            1,892             1,952
Net income 1997                                                                        1,951             1,951
Dividends                                                                             (1,869)           (1,869)
                                          ----------------- ----------------- ----------------- -----------------

Balance at December 31, 1997                           50                10            1,974             2,034
                                          ================= ================= ================= =================

 See accompanying notes

A.K. van der Wijngaart Beheer B.V. and subsidiaries
Notes to Consolidated Financial Statements
(in thousands of Dutch guilders)



Activities

The activities of the group consist primarily of the regrinding and trading of industrial knifes and the manufacturing of knives and moulds.

Consolidation principles

The accompanying consolidated financial statements include the financial data of A.K. van der Wijngaart Beheer B.V. and its subsidiaries Diacarb B.V., Mayemyton Trading B.V. and Diacarb Stansvormen. Any intercompany balances and transactions have been eliminated in consolidation. Minority interests in equity and results of group companies are separately disclosed in the consolidated financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

General accounting principles

The financial statements have been prepared under the historical cost convention. Unless otherwise mentioned, assets and liabilities are stated at face value.
The gains on performances are recognised in the year of supply; losses are accounted for in the year in which they are foreseeable. Income and charges are attributed to the financial year to which they relate.

Foreign currency translation

Amounts denominated in foreign currencies are translated into Dutch guilders at the exchange rates prevailing at balance sheet date. Exchange differences resulting from translation are taken to the income statement.

A.K. van der Wijngaart Beheer B.V. and subsidiaries
Notes to Consolidated Financial Statements (Continued)
(in thousands of Dutch guilders)

Receivables

The receivables are stated at face value less a provision for bad debts, which is computed based on the age of the receivables.

Inventories

The inventories are valued at the lower of cost, cost of manufacture or market value, taking account of obsolescence. Work in progress includes material, direct labor and machine costs together with applicable production overhead.

Property, plant and equipment

Property, plant and equipment are valued at cost less straight-line depreciation based on the estimated economic useful lifetime of the assets concerned.

Provisions

The company provides deferred income taxes for temporary differences between amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes.

Net sales

Net sales is defined as being the revenues from goods and services supplied in the financial year less taxes charged on the turnover.

Taxes

The company and the subsidiaries Diacarb B.V. and Mayemyton Trading B.V. form a fiscal unity for corporate income tax purposes. The tax is computed for the subsidiaries that are part of the fiscal unity as if they were independently liable for taxation.

The tax reported in the profit and loss account is calculated at the applicable rate on the profits for the financial year, taking into account permanent differences between profits calculated for accounting and taxation purposes.

A.K. van der Wijngaart Beheer B.V. and subsidiaries
Notes to Consolidated Financial Statements (Continued)
(in thousands of Dutch guilders)



Inventories
                                                                                         December 31,
                                                                                ---------------------------------
                                                                                           1996             1997
                                                                                ---------------- ----------------
                                                                                            NLG              NLG

Raw materials                                                                               110               93
Work in progress                                                                             74               84
Finished products                                                                           975            1,222
                                                                                ---------------- ---------------
                                                                                          1,159            1,399
                                                                                ================ ================

Property Plant and Equipment
Movements:
                                                                   Machinery             Other
                                                   Land and              and         operating
                                                  Buildings        equipment      fixed assets            Total
                                             ---------------- ----------------  ---------------- ----------------
                                                        NLG              NLG               NLG              NLG

Book value at December 31, 1995                       2,394            1,928               162            4,484
Investments                                               -               20                45               65
Depreciation                                            (48)            (213)              (56)            (317)
                                             ---------------- ----------------  ---------------- ----------------

Book value at December 31, 1996                       2,346            1,735               151            4,232
Investments                                               -              506                13              519
Depreciation                                            (48)            (279)              (48)            (375)
                                             ---------------- ----------------  ---------------- ----------------

Book value at December 31, 1997                       2,298            1,962               116            4,376
                                             ================ ================  ================ ================

Accumulated depreciation
   as at December 31, 1996                              495            1,364               245            2,104
                                             ================ ================  ================ ================
Accumulated depreciation
   as at December 31, 1997                              543            1,643               293            2,479
                                             ================ ================  ================ ================


A.K. van der Wijngaart Beheer B.V. and subsidiaries
Notes to Consolidated Financial Statements (Continued)
(in thousands of Dutch guilders)

Due to banks

This includes the current account with ING Bank N.V. The total credit line is NLG 2,700.
The entire facility is secured by:

o first mortgage of NLG 1,500 on the real property located at Hoofdweg 50 in Capelle aan den IJssel;
o pledging of accounts receivable and operating equipment;
o pledging of inventories Diacarb Stansvormen (at 1997 year-end NLG 87 and 1996 year-end NLG 101);
o compte-joint and co-liability agreement between A.K. van der Wijngaart Beheer B.V., Diacarb B.V., A.K. van der Wijngaart B.V. and Mayemyton Trading B.V.;
o joint and several liability of Mayemyton Trading B.V. for the credit line granted to Diacarb Stansvormen (at 1997 year-end NLG 17 and 1996 year end
  NLG 0);
o non-dividend declaration to the effect that no dividend will be distributed as long as solvency is below 30%.

Due to parent company

On the liability an interest rate of 6% is charged. No securities have been granted.

Provisions

The provision for deferred taxation should be regarded as long-term. Temporary differences between statutory and tax accounting are mainly caused by different depreciation periods.

Minority interest

This Item concerns the capital participation by third parties in the partnership firm (vennootschap onder firma - vof) Diacarb Stansvormen in Capelle aan den IJssel.

The following movements occurred in this Item:
                                                    1996             1997
                                              ---------------- ----------------
                                                           NLG              NLG

Balance at January 1                                       244              254
Share in the result                                        326              344
Withdrawals                                               (316)            (327)
                                             ----------------- -----------------
Balance at December 31                                     254              271
                                             ================= =================

A.K. van der Wijngaart Beheer B.V. and subsidiaries
Notes to Consolidated Financial Statements (Continued)
(in thousands of Dutch guilders)

Shareholder's equity

The issued share capital consists of 50 shares of NLG 1,000. The shares have been fully paid in.

Personnel

Pension charges amounted to NLG 126 (1996 NLG 115). The personnel pension insurance is placed with the Industrial Pension Fund for the Metal Industry, a multi-employer pension fund to which yearly premiums have to be paid.

Interest
                                                  Year ended December 31,
                                             ---------------------------------
                                                       1996             1997
                                             ---------------- ----------------
                                                        NLG              NLG

Loans granted                                           (31)             (15)
Group companies                                         133              142
Bank and third parties                                   11               27
                                             ================ ================
Charge on balance                                       113              154
                                             ================ ================

Item 7 (b)  Pro Forma Financial Information (Unaudited)

On November 12, 1998 International Knife & Saw, Inc. and its consolidated subsidiaries ("the Company") acquired from Lembo (Internationaal) B. V. ("the Seller") all of the shares of A.K. van der Wijngaart Beheer B.V. and its subsidiaries ("Diacarb"). Diacarb's business includes the regrinding and distribution of industrial knives in The Netherlands, Belgian and Luxembourg markets. Diacarb is also involved in the manufacture of stansformen (molds to punch holes) for the carton industry. Diacarb is located in Rotterdam, The Netherlands.

The purchase price consisted of 12.0 million Dutch guilders in cash (approximately $6.3 million), financed from existing lines of credit, .9 million Dutch guilders (approximately $.6 million) in assumed debt, and a 5% promissory note to the Seller for 5.0 million Dutch guilders (approximately $2.6 million), subject to post closing adjustments. The promissory note is payable in installments of 1.0 million Dutch guilders (approximately $.5 million) on January 15, 2000, and 2.0 million Dutch guilders (approximately $1.0 million) on January 15, 2001 and 2002.

Following are the unaudited pro forma consolidated balance sheet at September 30, 1998, and the unaudited pro forma consolidated statements of income of the Company for the year ended December 31, 1997 and for the nine months ended September 30, 1998.

The following pro forma consolidated balance sheet and consolidated statements of income (collectively, the "pro forma consolidated statements") are based on the historical consolidated financial statements of the Company, adjusted to give effect to the acquisition of Diacarb. The pro forma consolidated balance sheet assumes that all transactions occurred as of September 30, 1998. The pro forma consolidated statements of income assumes that all transactions occurred as of the first day of 1997.

The pro forma consolidated statements reflect the purchase method of accounting for the acquisition of Diacarb using estimated purchase accounting adjustments which are subject to revision once appraisals, actuarial reviews and other studies of the fair value of the assets and liabilities of Diacarb are completed. The purchase price of Diacarb is also subject to post-closing adjustments. Final purchase accounting adjustments may differ from the pro forma adjustments presented herein and described in the accompanying notes.

The pro forma consolidated statements do not purport to present what the Company's financial position and results of operations would actually have been had the acquisition of Diacarb occurred on September 30, 1998 for the pro forma consolidated balance sheet, or had the acquisition of Diacarb occurred on the first day of 1997 for the pro forma consolidated statements of income, or purport to project the Company's results of operations for any future period. The pro forma consolidated statements reflect certain assumptions described in the accompanying notes. The pro forma consolidated statements and accompanying notes should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, and the Company's Current Report on Form 8-K dated November 25, 1998 (both filed with the Securities and Exchange Commission), and the consolidated financial statements of Diacarb that are filed herewith as Item 7(a).

                International Knife & Saw, Inc. and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                                   (Unaudited)
                                 (in thousands)



                                                                    September 30, 1998
                                        ---------------------------------------------------------------------------
                                                                                                  International
                                          Historical                       Acquisition          Knife & Saw, Inc.
                                         International      Historical      Pro Forma              and Diacarb
                                       Knife & Saw, Inc.    Diacarb (a)    Adjustments             Consolidated
                                       -----------------    -----------    -----------          ------------------
Assets
Current assets:
   Cash and cash equivalents           $  2,903           $      91       $    -               $      2,994
   Accounts receivable, trade, less
   allowances for doubtful accounts      23,856               1,361            -                     25,217

   Inventories                           30,607                 688            -                     31,295

   Other current assets                   4,386                 167            -                      4,553

                                       -----------------------------------------------------------------------------
Total current assets                     61,752               2,307            -                     64,059


Other assets:
   Goodwill                              13,065                   -         4,642  (d)               17,707
   Debt issuance costs                    3,320                   -            -                      3,320
   Other noncurrent assets                2,738                   -            -                      2,738
                                       -----------------------------------------------------------------------------
                                         19,123                   -         4,642                    23,765

Property, plant and equipment-net        41,317               2,427         2,507  (d)               46,251

                                       -----------------------------------------------------------------------------
            Total assets               $122,192            $  4,734     $   7,149                $  134,075
                                       =============================================================================


See notes to Pro Forma Consolidated Balance Sheet.

                International Knife & Saw, Inc. and Subsidiaries
                Pro Forma Consolidated Balance Sheet (Continued)
                                   (Unaudited)
                                 (in thousands)



                                                                     September 30, 1998
                                            ----------------------------------------------------------------------
                                                                                                   International
                                               Historical                       Acquisition      Knife & Saw, Inc.
                                              International      Historical      Pro Forma          and Diacarb
                                            Knife & Saw, Inc.    Diacarb(a)     Adjustments        Consolidated
                                            -----------------    ----------     -----------      -----------------

Liabilities and Shareholder's deficit
Current liabilities:
   Notes payable                           $      3,882        $     592        $    -            $    4,474
   Current portion of long-term debt              2,163                              -                 2,163
   Accounts payable                               9,241              279             -                 9,520
   Accrued liabilities                           13,460              755             -                14,215
   Due to parent                                    499              869           (869) (c)             499
                                           ----------------------------------------------------------------------
Total current liabilities                        29,245            2,495           (869)              30,871

Long-term debt, less current portion            103,802                -          8,900  (b)         112,702
Other liabilities                                 4,864              286            877  (d)
                                                                                     75  (b)           6,102
                                           ----------------------------------------------------------------------
Total liabilities                               137,911            2,781          8,983              149,675

Minority interest                                 2,223              119             -                 2,342


Shareholder's (deficit) equity:
   Common stock                                       5            1,834         (8,975) (b)
                                                                                  1,630  (d)
                                                                                    869  (c)
                                                                                  4,642  (d)               5
   Additional paid-in capital                    10,153                -             -                10,153
   Retained (deficit) earnings                  (22,513)               -             -               (22,513)

   Accumulated other
   comprehensive loss:
     Cumulative foreign currency
      translation adjustment                     (2,155)               -             -                (2,155)
   Treasury stock, at cost                       (3,432)               -             -                (3,432)

                                           ----------------------------------------------------------------------
Total shareholder's (deficit) equity            (17,942)           1,834         (1,834)             (17,942)

                                           ----------------------------------------------------------------------
Total liabilities and shareholder's        $    122,192
(deficit) equity                                                $  4,734        $ 7,149           $  134,075
                                           ======================================================================




See notes to Pro Forma Consolidated Balance Sheet.

                International Knife & Saw, Inc. and Subsidiaries

                  Notes to Pro Forma Consolidated Balance Sheet
                                   (Unaudited)
                                 (in thousands)


(a) The amounts in the "Historical Diacarb" column are derived from the unaudited consolidated balance sheet of Diacarb as of September 30, 1998, which was prepared based on accounting principles generally accepted in the United States.

(b) The acquisition of Diacarb was financed as shown in the following table.

     Paid to Seller at closing, financed from
         existing revolving credit facilities.......        $6,283
     Promissory note to seller......................         2,617
                                                             -----
         Total consideration........................        $8,900
                                                            ======


The following tables depict the calculation of the Company's acquisition costs and its preliminary allocation to Diacarb's assets and liabilities using estimated purchase accounting adjustments which are subject to post closing adjustments once appraisals, actuarial reviews and other studies of the fair value of the assets and liabilities of Diacarb are completed. Final purchase accounting adjustments may differ from the amounts shown below. Under the terms of the share purchase agreement, the expected purchase price of Diacarb as of November 12, 1998 was $8,900.

     Calculation of acquisition cost:
         Purchase of Diacarb . . . . . . . . . . . . .      $8,900
         Accrual for transaction fees. . . . . . . . .          75
                                                             -----
         Total acquisition cost . . . . . . . . . . .       $8,975
                                                             =====


     Allocation of acquisition cost:
         Cash and cash equivalents. . . . . . . . . .     $    91
         Accounts receivable. . . . . . . . . . . . .       1,361
         Inventories . . . . . . . . . . . . . . . .          688
         Other current assets. . . . . . . . . . . .          167
         Property, plant and equipment . . . . . . .        4,934
         Goodwill. . . . . . . . . . . . . . . . . .        4,642
         Minority Interest. . . . . . .  . . . . . .         (119)
         Deferred tax liabilities. . . . . . .. . . .      (1,163)
         Historical liabilities assumed. . . . . . .       (1,626)
                                                           -------
         Total acquisition cost . . . . . . . . . . .    $  8,975
                                                           =======


(c) Adjustment of Diacarb's historical balance sheet to exclude amount due to seller.

(d) Purchase accounting adjustments to Diacarb's historical asset values as follows:

   Adjustment of property, plant and equipment to fair value ($2,507), net of deferred tax liabilities ($877). Recording of goodwill arising from the purchase of Diacarb by the Company of $4,642 million.

                International Knife & Saw, Inc. and Subsidiaries
                   Pro Forma Consolidated Statements of Income
                                   (Unaudited)
                    (in thousands, except per share amounts)




                                                                    Year ended December 31, 1997
                                        ----------------------------------------------------------------------------------
                                                                                                           International
                                             Historical                                Acquisition       Knife & Saw, Inc.
                                           International          Historical            Pro Forma           and Diacarb
                                         Knife & Saw, Inc.        Diacarb (a)           Adjustments          Consolidated
                                         -----------------        -----------          ------------      -----------------

Net sales                               $   142,265              $     6,702          $       -             $   148,967

Cost of sales                                99,176                    3,711                  577  (c)          103,464
                                        -------------------------------------------------------------------------------------
Gross profit                                 43,089                    2,991                 (577)               45,503

Selling, general and administrative
   Expenses                                  27,681                    1,202                  306  (d)           29,189
                                        -------------------------------------------------------------------------------------
Operating income                             15,408                    1,789                 (883)               16,314

Other expenses (income):
    Interest income                            (261)                      (8)                 -                    (269)
    Interest expense                         11,948                       87                  281  (b)           12,316
     Minority interest                          174                      176                  -                     350
                                        -------------------------------------------------------------------------------------
                                             11,861                      255                  281                12,397
                                        -------------------------------------------------------------------------------------
Income before income taxes                    3,547                    1,534               (1,164)                3,917

Provision for income taxes                    1,499                      534                 (483)  (e)           1,550
                                        -------------------------------------------------------------------------------------
Net income                              $     2,048              $     1,000          $      (681)          $     2,367
                                        =====================================================================================

Net income per common share             $      4.25                                                         $      4.91



See Notes to Pro Forma Consolidated Statement of Income.

                International Knife & Saw, Inc. and Subsidiaries
                   Pro Forma Consolidated Statements of Income
                                   (Unaudited)
                    (in thousands, except per share amounts)



                                                                Nine months ended September 30, 1998
                                        ----------------------------------------------------------------------------------
                                                                                                           International
                                             Historical                                Acquisition       Knife & Saw, Inc.
                                           International          Historical            Pro Forma           and Diacarb
                                         Knife & Saw, Inc.        Diacarb (a)           Adjustments          Consolidated
                                         -----------------        ----------           ------------      -----------------

Net sales                               $   111,881          $     4,967             $       -             $  116,848

Cost of sales                                78,023                2,755                   409  (c)            81,187
                                        -------------------------------------------------------------------------------------
Gross profit                                 33,858                2,212                  (409)                35,661

Selling, general and administrative
   Expenses                                  22,015                  894                   218  (d)            23,127
                                        -------------------------------------------------------------------------------------
Operating income                             11,843                1,318                  (627)                12,534

Other expenses (income):
    Interest income                             (77)                  (6)                   -                     (83)
    Interest expense                          9,037                   64                  213   (b)             9,314
    Minority interest                            28                  142                    -                     170
                                        ------------------------------------------------------------------------------------
                                              8,988                  200                  213                   9,401
                                        ------------------------------------------------------------------------------------
Income before income taxes                    2,855                1,118                 (840)                  3,133

Provision for income taxes                    1,270                  391                 (358)  (e)             1,303
                                        ------------------------------------------------------------------------------------
Net income                              $     1,585          $       727          $      (482)          $       1,830
                                        =====================================================================================

Net income per common share             $      3.29                                                     $        3.80


See Notes to Pro Forma Consolidated Statement of Income.

                International Knife & Saw, Inc. and Subsidiaries

          Notes to Pro Forma Consolidated Condensed Statement of Income
                                   (Unaudited)
                                 (in thousands)

(a) The amounts in the "Historical Diacarb" column are derived from the audited consolidated statement of income of Diacarb for the fiscal year ended December 31, 1997, and the unaudited consolidated statement of income for the nine months ended September 30, 1998 which were prepared based on accounting principles generally accepted in the United States.

(b) Adjustments to interest expense include:



                                                                 Year ended       Nine Months Ended
                                                             December 31, 1997      Sept. 30, 1998
(i)  Interest expense on additional borrowings
under existing revolving credit facilities                  $       277          $       200
(ii)  Interest expense on promissory note to seller                 128                   93
(iii)  Elimination of interest expense on amount
due to seller that was excluded from liabilities acquired          (124)                 (80)
                                                            ------------------------------------------
                                                            $       281          $       213
                                                            ==========================================


(c) Increase in depreciation expense to reflect the adjustment of the historical value of Diacarb's property, plant and equipment to fair value (see note (d) to the Pro Forma Consolidated Balance Sheet).

(d) Adjustments to selling, general and administrative expenses include:



                                                                 Year ended       Nine Months Ended
                                                             December 31, 1997      Sept. 30, 1998
(i) Increase in depreciation expense to reflect
the adjustment of the historical
value of Diacarb's property,  plant and equipment to
fair value (see note (d) to the Pro
Forma Consolidated Balance Sheet).                            $     192          $       136
(ii)  Amortization  charge  related  to  acquisition  basis
goodwill  (see  note  (d) to  the  Pro  Forma  Consolidated
Balance Sheet).                                                     114                   82
                                                            ------------------------------------------
                                                              $     306          $       218
                                                            ==========================================

(e) Adjustment to decrease the provision for income taxes as a result of the above adjustments (b) through (d) at an income tax rate of 41.5% for the year ended December 31, 1997 and 42.6% for the nine months ended September 30, 1998.



Item 8-9.  Not Applicable



                                  EXHIBIT INDEX

                    Exhibit
                        No.           Description
                       23         Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                INTERNATIONAL KNIFE & SAW, INC.


                                                  By: /s/ John E. Halloran
                                                     --------------------------
                                                       John E. Halloran
                                                       President and Chief
                                                       Executive Officer

                                                       January 22, 1999

Exhibit No. 23  Consent of Independent Auditors Deloitte & Touche





                         CONSENT OF INDEPENDENT AUDITORS




We consent to the use of our report dated December 30, 1998, with respect to the consolidated financial statements of A.K. van der Wijngaart Beheer B.V. and subsidiaries, included in this Current Report on Form 8-K/A (Amendment No. 1) of International Knife & Saw, Inc.





January 22, 1999
Deloitte & Touche
Registeraccountants